SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2008

Source Direct Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

333-69414	98-0191489
(Commission File Number)	(IRS Employer Identification No.)

4323 Commerce Circle, Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-529-4114
(Registrant’s Telephone Number, Including Area Code)

2345 N. Woodruff, Idaho Falls, ID 83401
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

Effective May 20, 2008, Kevin Arave resigned his position as the Chief Financial Officer of Source Direct Holdings, Inc.  As of the date of this Report, the Company was conducting a search for a new Chief Financial Officer, but had not appointed a replacement for Mr. Arave.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Direct Holdings, Inc.

Date:	May 23, 2008	By:	/s/ Deren Smith
Deren Smith, President

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